Calculation of Filing Fee Tables
F-10
Colliers International Group Inc.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Subordinate Voting Shares	457(o)
		Equity	Preference Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Receipts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 430,000,000.00	0.0001381	$ 59,383.00
Fees Previously Paid
			Total Offering Amounts:				$ 430,000,000.00		$ 59,383.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 59,383.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered under this Registration Statement such indeterminate number of Subordinate Voting Shares, Preference Shares, Warrants, Units, Debt Securities and Subscription Receipts of the Registrant as shall have an aggregate initial offering price not to exceed US$430,000,000 ("Maximum Aggregate Offering Amount"). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. The Maximum Aggregate Offering Amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act with respect to the securities to be sold by the registrant. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement exceed the Maximum Aggregate Offering Amount.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Colliers International Group Inc.	F-10	333-277184	02/20/2024		$ 59,383.00	Unallocated (Universal) Shelf			$ 402,323,848.24
Fee Offset Sources		Colliers International Group Inc.	F-10	333-277184		02/20/2024						$ 59,383.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registration statement on Form F-10 previously filed by the Registrant on February 20, 2024 (the "Prior Registration Statement") registered an indeterminate number of Subordinate Voting Shares, Preference Shares, Warrants, Units, Debt Securities and Subscription Receipts of the Registrant as had an aggregate initial offering price not to exceed US$750,000,000. An aggregate amount of $110,700 in registration fees was payable in connection therewith. A total of $404,977,575 of the $750,000,000 registered under the Prior Registration Statement remains unused, and as indicated in the table above, the Registrant is carrying over unused registration fees associated with a portion of that amount from the Prior Registration Statement to this Registration Statement which results in a fee offset of $59,383.00. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date